IMAX CORPORATION

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-30970; No. 333-44412; No. 333-155262, No. 333-165400; No. 333-189274;  No. 333-211888) of our report dated February 19, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in IMAX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
February 19, 2020